Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (File No. 333-112967) of our report dated April 20, 2004 to the financial statements included in the Annual Report on Form 11-K for the year ended December 31, 2003 of the Bank One Corporation Savings and Investment Plan.

/s/ Washington, Pittman & McKeever, LLC

WASHINGTON, PITTMAN & MCKEEVER, LLC

Chicago, IL

July 1, 2004